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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



       SILICON VALLEY BANCSHARES                       SVB CAPITAL I
(Exact Name of Registrant as Specified         (Exact Name of Registrant as
           in its Charter)                      Specified in its Charter)

             CALIFORNIA                                  DELAWARE
(State of Incorporation or Organization)          (State of Incorporation or
                                                         Organization)

             94-2856336                               [APPLIED FOR]
(I.R.S. Employer Identification Number)       (I.R.S. Employer Identification
                                                            Number)
          3003 TASMAN DRIVE                         3003 TASMAN DRIVE
        SANTA CLARA, CA 95054                     SANTA CLARA, CA 95054
  (Address of Principal Executive              (Address of Principal Executive
              Offices)                                     Offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [X]

Securities Act Registration Statement File Number to which this Form relates:
333-51665
        (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:
__% Cumulative Trust Preferred Securities of SVB Capital I

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                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

For the full description of SVB Capital I's Cumulative Trust Preferred Securities (the "Trust Preferred Securities"), reference is made to the information contained under the captions "Description of the Trust Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee" in the Prospectus that forms part of the Registrants' Registration Statement on Form S-3, Registration No.333-51665 (as amended, the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the"Securities Act"). The information contained in the Registration Statement and the Prospectus describing the Trust Preferred Securities will be filed pursuant to Rule 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act and shall be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.  EXHIBITS.

2.1   Certificate of Trust of SVB Capital I (incorporated by reference from
      Exhibit 4.4 of the Registration Statement).

2.2   Trust Agreement of SVB Capital I (incorporated by reference from Exhibit
      4.5 to the Registration Statement).

2.2.1 Form of Amended and Restated Trust Agreement of SVB Capital I (incorporated by reference from Exhibit 4.6 to the Registration Statement).

2.3 Form of Trust Preferred Certificate of SVB Capital I (incorporated by reference from Exhibit 4.7 to the Registration Statement).

2.4 Form of Guarantee Agreement (incorporated by reference from Exhibit 4.8 to the Registration Statement).

2.5   Form of Subordinated Indenture (incorporated by reference from Exhibit
      4.2 to the Registration Statement).

2.6   Form of Junior Subordinated Debenture (incorporated by reference from
      Exhibit 4.3 to the Registration Statement).


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                                     SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated:  May 12, 1998


 SILICON VALLEY BANCSHARES                    SVB CAPITAL I

 By: /s/ BARBARA B. KAMM                      By: /s/ BARBARA B. KAMM
 ------------------------------               --------------------------------
 Barbara B. Kamm, Executive                   Barbara B. Kamm,
 Vice President and Acting Chief              Administrative Trustee
 Financial Officer

                                              By: /s/ CHRISTOPHER T. LUTES
                                              --------------------------------
                                              Christopher T. Lutes,
                                              Administrative Trustee



                                              By: /s/ DAVID JAQUES
                                              --------------------------------
                                              David Jaques,
                                              Administrative Trustee


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